                           SCHEDULE 14A (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          NORLAND MEDICAL SYSTEMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

      5) Total fee paid:

         ----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

      1) Amount previously paid:

         ----------------------------------------------------------------------

      2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

      3) Filing Party:

         ----------------------------------------------------------------------

      4) Date Filed:

         ----------------------------------------------------------------------

                                     [LOGO]


                       106 Corporate Drive Park, Suite 106
                            White Plains, N. Y. 10604
                                 (914) 694-2285




                                                                  April 29, 1998



To the Stockholders of Norland Medical Systems, Inc.:

         The Annual Meeting of Stockholders of Norland Medical Systems, Inc. (the "Company") will be held on Wednesday, June 3, 1998, at 10:00 a.m. at the Rye Courtyard By Marriott, 631 Midland Avenue, Rye, New York 10580.

         Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's 1997 Annual Report is also enclosed and provides additional information regarding the financial results of the Company during the fiscal year ended December 31, 1997.

         On behalf of the Board of Directors and employees of the Company, I cordially invite all stockholders to attend the Annual Meeting. It is important that your shares be voted on matters that come before the meeting. Whether or not you plan to attend the meeting, I urge you to promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope provided.

                                Sincerely,




                                Reynald G. Bonmati
                                President and Chairman of the Board of Directors

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on June 3, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Norland Medical Systems, Inc., a Delaware corporation (the "Company"), will be held at the Rye Courtyard By Marriott, 631 Midland Avenue, Rye, New York 10580, at 10:00 a.m. on Wednesday, June 3, 1998, for the following purposes:

         i.  To elect six directors to serve for the ensuing year; and

         ii. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on April 20, 1998 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of Common Stock of the Company at that date are entitled to vote at the Annual Meeting or any adjournments thereof.

                                   By Order of the Board of Directors,




                                   Kurt W. Streams
                                   Secretary

White Plains, N.Y.
April 29, 1998

Your vote is important. Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the meeting. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards that you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

                                     [LOGO]



                       106 Corporate Park Drive, Suite 106
                            White Plains, N. Y. 10604
                                 (914) 694-2285

                                                                  April 29, 1998

                                 PROXY STATEMENT


         This Proxy Statement is being mailed on or about April 30, 1998, to holders of record as of April 20, 1998, of Common Stock, par value $0.0005 per share ("Common Stock"), of Norland Medical Systems, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of a proxy in the enclosed form for the Annual Meeting of Stockholders of the Company to be held on June 3, 1998.

         A proxy card is enclosed for your use. YOU ARE REQUESTED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United States.

         If no instructions are specified on the proxy, shares represented thereby will be voted (i) for the election of the six nominees listed herein as directors of the Company and (ii) in the discretion of the holder of the proxy on all other matters that may properly come before the meeting.

         Any stockholder who has given a proxy may revoke his or her proxy by executing a proxy bearing a later date or by delivering written notice of revocation of his or her proxy to the Secretary of the Company at the Company's executive offices at any time prior to the meeting or any postponement or adjournment thereof. Any stockholder who attends in person the Annual Meeting or any postponement or adjournment thereof may revoke any proxy previously given and vote by ballot.

         As of April 20, 1998, there were 7,164,031 shares of Common Stock issued and outstanding. The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "nonvotes" (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will be counted for purposes of determining the existence of a quorum at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

         The election of directors will be determined by a plurality of the votes cast by holders of shares of Common Stock, and the approval of any other matters will require the affirmative vote of holders of a majority of the shares present in person or represented by duly executed proxies and entitled to vote on the subject matter. Cumulative voting for the election of directors is not permitted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and for those matters requiring the affirmative vote of a majority of the shares present and entitled to vote at the meeting. Shares relating to any proxy as to which a broker non-vote is indicated will be considered present and entitled to vote for determining the presence of a quorum, but will not be considered present and entitled to vote with respect to any matter as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote the shares. Accordingly, in the case of shares that are present at the Annual Meeting for quorum purposes, not voting such shares for a particular nominee for director will not prevent the election of such nominee if other stockholders vote for such nominee; an abstention on any other proposal, however, will operate as a vote "against" such proposal. Broker non-votes will have no effect on the outcome of the vote on any proposals.

         The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

         The Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains the Company's Form 10-K for such year including financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's By-Laws authorize the Board of Directors to fix the number of directors of the Company. Currently, the number is fixed at six. The Board of Directors has nominated the six persons named below to serve as directors until the next Annual Meeting of Stockholders or until their earlier resignation or removal. Each nominee is presently a director of the Company. Each of the directors, except for Jeremy C. Allen, was elected or reelected to the Board at the 1997 Annual Meeting of Stockholders. Mr. Allen joined the Board in October 1997. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may (i) designate a substitute nominee or nominees, in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee, (ii) allow the vacancy to remain open until a suitable candidate or candidates are located or (iii) by resolution provide for fewer directors. Proxies for this Annual Meeting may not be voted FOR more than six nominees.

Nominees for Election at this Annual Meeting

Jeremy C. Allen, age 48, has served as a Director of the Company since October 1997. He has also been a special marketing consultant to the Company since October 1997. From January 1992 until August 1995 and since May 1997, Mr. Allen has been a marketing and general management consultant in the health care area. From August 1995 until May 1997, he was Vice President, Marketing, Osteoporosis, of Merck & Co., Inc.

James J. Baker, age 65, has served as a Director of the Company since May 1995. He has been a private investor for over twelve years, specializing in start-up venture capital. He is a consultant to Flight Landata, Inc., a company involved in multi-spectral remote sensing. Previously, Mr. Baker spent twelve years at Cullinet Software Corporation serving initially as Vice President in charge of technical development and later as Senior Vice President in charge of Customer Support. He holds a B.S. in Mathematics from the Massachusetts Institute of Technology.

Reynald G. Bonmati, age 50, has served as a Director of the Company since its formation in December 1993 and has served as Chairman of the Board, President and Treasurer of the Company since January 1994. Mr. Bonmati has served since January 1992 as a Managing Director of Norland Medical Systems, B.V. ("NMS BV"), the holding company that owns Stratec Medizintechnik GmbH, a manufacturer of bone densitometers marketed by the Company. He has also served as President and Chairman of the Board of SBP Technologies, Inc., an environmental remediation company, since November 1993, as President of Novatech Resource Corporation, a private investment firm, since 1981 and as President of Novatech Management Corporation, a private investment firm, since 1990. Mr. Bonmati received B.S. and M.S. degrees from the Institute National Superieur de Chimie Industrielle, an M.S. degree from the Ecole Nationale Superieure du Petrole et des Moteurs and an M.B.A. from the University of Paris.

Michael W. Huber, age 70, has served as a Director of the Company since May 1995. He is retired Chairman and Chief Executive Officer and is currently a Director of J.M. Huber Corporation, a diversified family-owned company engaged in natural resource development, and specialty chemical and specialty equipment and wood product manufacturing. He is also a Director of Crompton and Knowles Corporation, a specialty chemical and equipment manufacturing company.

Andre-Jacques Neusy, age 53, has served as a Director of the Company since September 1997. Dr. Neusy is a Research Scientist and Attending Physician at Tisch Hospital Center/NYU Medical Center and the Medical Director of the Dialysis Unit and Chief of Nephrology at Bellevue Hospital Center in New York City. He has been associated with both hospitals since 1978. Dr. Neusy is also Associate Professor of Clinical Medicine at New York University School of Medicine and Attending Physician in Nephrology at the New York Veteran's Administration Hospital. Dr. Neusy received a B.A. Degree from the International School in Lubumbashi, Zaire, and an M.D. degree from the Free University of Brussels Medical School.

Albert S. Waxman, age 57, has served as a Director of the Company since January 1994. Dr. Waxman has served as a Managing Director of NMS BV since January 1992. Since 1993, Dr. Waxman has been Chairman and Chief Executive Officer of Merit Behavioral Care Corporation, the parent company of American Biodyne, Inc., which he co-founded in 1985 and for which he served as Chairman and Chief Executive Officer from 1988 to 1993. From 1983 to 1988, Dr. Waxman served as Chairman and Chief Executive Officer of Diasonics, Inc., which he founded. Dr. Waxman received a B.S.E.E. degree from City College of New York and M.A. and Ph.D. degrees from Princeton University. He serves on the Advisor Council of Princeton University's School of Engineering and Applied Sciences.

Vote Required For Approval

         The vote of a plurality of holders of the outstanding shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company. Accordingly, the six director nominees receiving the greatest number of votes cast will be elected, regardless of the number of votes withheld for the election of such director nominees. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted for the election of the six persons nominated to serve as directors.

         The Board of Directors recommends that stockholders vote FOR the election of the six persons nominated to serve as directors.

Board Organization And Meetings

         During the year ended December 31, 1997, the Board of Directors held five meetings and acted on one other occasion by unanimous written consent. Each Director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors ("Committees") held in 1997 during his tenure as a Director or Committee member.

         There are two standing Committees:

         Audit Committee.  The Audit Committee was established in June 1995.
The Audit Committee consists of James J. Baker, Michael W. Huber and Reynald G. Bonmati. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of the Company's accounts; (ii) reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations; (iii) approves major accounting policies or changes thereto; and (iv) periodically reviews principal internal controls to assure that the Company is maintaining a sound and modern system of financial controls. The Audit Committee held one meeting in 1997.

         Compensation Committee. The Compensation Committee was established in June 1995. The Compensation Committee consists of Albert S. Waxman, James J. Baker, Michael W. Huber and Andre-Jacques Neusy. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also performs duties of administration with respect to the Company's Amended and Restated 1994 Stock Option and Incentive Plan (the "1994 Plan"). The Compensation Committee held one meeting during 1997, and acted on twelve other occasions by unanimous written consent.

Directors' Remuneration

         During the year ended December 31, 1997, fees for all directors aggregated $10,000. Each director of the Company who is not an employee of or consultant to the Company or any subsidiary (a "Non- Employee Director") receives $1,000 for each regular Board meeting attended and is reimbursed for all expenses relating to attendance at meetings. Under the 1994 Plan, each Non-Employee Director receives options to acquire 30,000 shares of Common Stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share equal to the market value on the date of grant. For Mr. Baker, Mr. Huber and Dr. Waxman, such options were granted on January 3, 1996 at an exercise price of $15.00 per share. For any Non-Employee Director who first becomes a director after January 3, 1996, such options will be deemed granted on the date such person becomes a Board member. For Dr. Neusy, such options were granted on September 8, 1997 at an exercise price of $11.50. Directors who are employees of or consultants to the Company do not receive additional compensation for serving as directors. No member of the Board of Directors was paid compensation during the 1997 fiscal year for his service as a director of the Company other than pursuant to the standard compensation arrangements described above.

                                 STOCK OWNERSHIP

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 20, 1998 (except as otherwise indicated) by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee to be a director, (iii) each named executive officer and
(iv) all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.



                                                                   Amount of Beneficial Ownership (1)
Name of Beneficial Owner                                              Shares               Percent
------------------------                                              ------               -------
Reynald G. Bonmati (2)...................................          1,552,663                   21.6%

Albert S. Waxman (3)....................................             411,049                    5.7

Kurt W. Streams (4) .....................................             16,250                     *

Lewis N. Harrold (4).....................................             16,250                     *

Thomas P. Regan  (5).....................................             20,750                     *

James A. Sperlazza  (6)..................................             20,000                     *

James J. Baker (4).......................................             15,000                     *

Michael W. Huber  (7) ...................................             60,325                     *

Andre-Jacques Neusy......................................                 --                    --

Jeremy C. Allen (8)......................................              5,500                     *

All directors and officers of the Company as a group (11           1,723,738                   23.7
persons) (2), (3), (4), (5), (6), (7) and (8)............

Novatech Management Corporation. ........................            396,049                    5.5
 Premium Point
 New Rochelle, NY 10801

Novatech Resource Corporation............................             87,842                    1.2
 Premium Point
 New Rochelle, NY 10801

Hans Schiessl ...........................................          1,105,000                   15.4
 Markgrafenstrasse 8
 75117 Pforzheim
 Germany

Heartland Investors, Inc. (9).........................             1,538,500                   21.5
 790 North Milwaukee Street
 Milwaukee, WI  53202

Scudder Kemper Investments, Inc. (10)....................            694,400                    9.7
 345 Park Avenue
 New York, NY  10154



                                                                   Amount of Beneficial Ownership (1)
Name of Beneficial Owner                                              Shares               Percent
------------------------                                              ------               -------
OppenheimerFunds, Inc. (11)..............................            480,000                    6.7
 Two World Trade Center, Suite 3400
 New York, NY  10048-0203

-- -------------------
*   Less than 1%.

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person.

(2) Includes 40,000 shares issuable pursuant to stock options exercisable within 60 days. Includes 396,049 shares held of record by Novatech Management Corporation and 87,842 shares held of record by Novatech Resource Corporation that Mr. Bonmati may be deemed to beneficially own due to his relationship with such entities. Mr. Bonmati is President and a principal stockholder of Novatech Management Corporation and Novatech Resource Corporation. Such beneficial ownership is disclaimed by Mr. Bonmati, except to the extent of his proportionate interest in each such corporation. Also includes 21,110 shares held by Mr. Bonmati's wife, as trustee for their children, with respect to which Mr. Bonmati disclaims beneficial ownership. Mr. Bonmati's address is 106 Corporate Park Drive, Suite 106, White Plains, New York 10604.

(3) Includes 15,000 shares issuable pursuant to stock options exercisable within 60 days. Includes 396,049 shares held of record by Novatech Management Corporation that Dr. Waxman may be deemed to beneficially own due to his relationship with such entity. Dr. Waxman is Chairman of the Board and a principal stockholder of Novatech Management Corporation. Such beneficial ownership is disclaimed by Dr. Waxman, except to the extent of his proportionate interest in such corporation. Dr.
      Waxman's address is 19 Undermountain Road, Lenox, Massachusetts 01240.

(4) Consists solely of shares issuable pursuant to stock options exercisable within 60 days.

(5) Includes 750 shares issuable pursuant to options exercisable within 60 days

(6) Includes 1,250 shares issuable pursuant to stock options exercisable within 60 days.

(7) Includes 15,000 shares issuable pursuant to stock options exercisable within 60 days.

(8) Shares owned by Mr. Allen's wife, with respect to which Mr. Allen disclaims beneficial ownership.

(9) Information as of April 7, 1998 based on Schedule 13G filed with the Securities and Exchange Commission. Heartland Investors, Inc. reported sole voting power with respect to 1,479,300 shares and sole dispositive power with respect to 1,538,500 shares.

(10) Information as of December 31, 1997 based on Schedule 13G filed with the Securities and Exchange Commission. Scudder, Kemper Investments Inc. reported sole voting power with respect to 295,600 shares, shared voting power with respect to 281,200 shares and sole dispositive power with respect to 694,400 shares.

(11) Information is as of December 31, 1997 based on Schedule 13G filed with the Securities and Exchange Commission. OppenheimerFunds, Inc. reported shared dispositive power with respect to 480,000 shares, and Oppenheimer Discovery Fund reported sole voting power and shared dispositive power with respect to 480,000 shares.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by or awarded to the Company's President (the chief executive officer) and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 1997 (collectively, the "named executive officers"):


                                                                                    Long-Term
                                                                                  Compensation
                                                                                     Awards
                                                                                 --------------
                                                                                   Securities
                                                     Annual Compensation           Underlying              All Other
    Name and Principal Position      Year        Salary($)        Bonus($)       Options (#)(1)        Compensation($)(2)
Reynald G. Bonmati.................. 1997       $ 195,741       $           0           130,000                $3,137
    Chairman of the Board,           1996         156,000                   0            30,000                     0
    President and Treasurer          1995         100,000             100,000                 0                     0

Kurt W. Streams..................... 1997         101,038                   0            40,000                   723
    Vice President, Finance,         1996          96,000                   0                 0                     0
    and Secretary

Lewis N. Harrold.................... 1997          86,910                   0            35,000                   916
    Vice President, Product          1996          81,085                   0                 0                     0
    Development and Assistant
    Secretary

Thomas P. Regan..................... 1997         139,791                   0            28,000                 1,134
    Vice President, Sales            1996         107,704                   0                 0                     0
                                     1995         155,529                   0                 0                     0

James A. Sperlazza.................. 1997         192,279                   0            30,000                     0
    Vice President, Sales            1996         257,674                   0                 0                     0
                                     1995         326,602                   0                 0                     0

---------------

(1) Represents shares of Common Stock issuable upon exercise of options granted to the named executive officers. Includes repriced options referred to below.

(2) Represents life insurance premiums paid by the Company, and, for Messrs. Bonmati and Harrold, also includes $2,375 and $220, respectively, of Company contributions to 401(k) plan.

Employment Agreements

         The Company does not have employment agreements with any of the named executive officers.

Option Grants/Exercises/Repricings in 1997

         The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 1997 to the named executive officers.


                                         Option Grants in Last Fiscal Year

                                                 Individual Grants
-------------------------------------------------------------------------------------------------------------------------
                                                                                                Potential Realizable
                                                  Percentage                                      Value at Assumed
                                                   of Total                                     Annual Rates of Stock
                                  Number of         Options                                    Price Appreciation For
                                 Securities       Granted to     Exercise                         Option Term (3)
                                 Underlying        Employees       or                      -------------------------------
                                   Options            in          Base
                                   Granted        Fiscal-Year     Price      Expiration
Name                               (#)(1)             (%)         ($/sh)        Date           5% ($)          10% ($)
-------                       ---------------   --------------  ----------  ------------   --------------  ---------------
Reynald G. Bonmati...........       100,000           14.5%        $6.63       2/20/07       $1,079,143     $1,718,354
                                     30,000(2)         4.3          9.75        1/2/06          476,452        758,670
                                     50,000            7.2          7.06      11/15/07          575,203        915,915
Kurt W. Streams..............         5,000            0.7          6.63       2/20/97           53,957         85,918
                                      5,000            0.7          9.69       9/25/07           78,900        125,634
                                     15,000(2)         2.2          9.75       8/30/05          238,226        379,335
                                     15,000(2)         2.2          9.75      12/28/05          238,226        379,335
Lewis N. Harrold.............         5,000            0.7          6.63       2/20/07           53,957         85,918
                                     30,000(2)         4.3          9.75       11/2/05          476,452        758,670
Thomas P. Regan..............         3,000            0.4          6.63       2/20/07           32,374         51,551
                                     25,000            3.6          6.38       11/3/07          259,605        413,378
James A. Sperlazza...........         5,000            0.7          6.63       2/20/07           53,957         85,918
                                     25,000            3.6          6.38       11/3/07          259,605        413,378


--------------

(1) All options were granted pursuant to the 1994 Plan. These options are incentive stock options, except those granted to Mr. Bonmati, which are non-qualified stock options. All options become exercisable on each anniversary of the date of grant in four equal installments, except for the replacement options (see note 2).

(2) Replacement stock options - see option repricing table below. These options have same vesting schedule as options they replaced (i.e., immediate vesting to the extent the options they replaced were vested and 25% vesting on each anniversary of the date of grant of the options they replaced). Their term is ten years from the date of grant of the options they replaced.

(3) Pursuant to Securities and Exchange Commission rules, the table shows the value of the options at the end of the option terms (ten years) if the underlying market price of the Common Stock were to appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

       The following table sets forth certain information concerning the exercise of options to purchase Common Stock of the Company during 1997 and the value at December 31, 1997 of outstanding options held by each of the named executive officers.

       Option Exercises in 1996 and Value of Options at December 31, 1997


                                                                  Number of Unexercised          Value of Unexercised In-the-
                                                                  Options Held at Fiscal          Money(1) Options at Fiscal
                                                                       Year End (#)                    Year End ($)(2)
                                Shares                         ----------------------------    ------------------------------
                              Acquired on        Value
           Name             Exercise (#)(3)  Realized($)(4)    Exercisable    Unexercisable    Exercisable      Unexercisable
           ----             ---------------  --------------    -----------    -------------    -----------      -------------
Reynald G. Bonmati               187,500       $ 1,265,513         7,500          172,500      $       0            $108,875
Kurt W. Streams                        0                 0        15,000           25,000              0               4,375
Lewis N. Harrold                       0                 0        15,000           20,000              0               4,375
Thomas P. Regan                   22,500           177,176             0           28,000              0              30,750
James A. Sperlazza                18,750           110,147             0           30,000              0              32,500


---------------

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options.

(2) The value of unexercised options represents the difference between the exercise price of such options and $7.50, the closing market price of the Company's Common Stock on December 31, 1997.

(3) Represents the number of shares received upon exercise or, if no shares were received, the number of shares with respect to which the options were exercised.

(4) The value of exercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on the date of exercise.

         During 1997, the Company canceled certain outstanding stock options and replaced them with new stock options having a lower exercise price equal to the then market value. This was the first time that the Company repriced any stock options. The following table sets forth certain information concerning the repricing of options held by any named executive officer.

                                            Ten-Year Option Repricings

                                            Number of                                                                  Length of
                                           Securities        Market Price                                            Original Term
                                           Underlying         of Stock at      Exercise Price at        New          Remaining at
                                             Options            Time of             Time of          Exercise           Date of
         Name                Date         Repriced (#)         Repricing         Repricing ($)       Price ($)         Repricing
         ----                ----         ------------        -----------       ---------------      ---------       -------------
Reynald G. Bonmati          7/28/97          30,000               $9.75              $15.00            $9.75             8.5 yrs.
Kurt W. Streams             7/28/97          15,000                9.75               10.67             9.75             8.5 yrs.
                            7/28/97          15,000                9.75               13.83             9.75             8.0 yrs.
Lewis N. Harrold            7/28/97          30,000                9.75               12.83             9.75             8.7 yrs.

Compensation Committee Report on Executive Compensation

         General. The Company's Compensation Committee is composed of four independent, Non-Employee Directors. The Committee and the Board of Directors believe that compensation must be competitive, but that it should be directly and materially linked to the Company's performance. The compensation program is designed to attract and retain executive talent, to motivate executives to maximize operating performance, to provide an opportunity to measure performance on an individual basis, as well as on an overall Company-wide basis, and to link executive and stockholder interests through the grant of stock options.

         The key components of the Company's executive compensation program consist of salary, bonuses and stock options. The Committee's policy with respect to each of these elements, including the basis of the compensation awarded to Mr. Bonmati, the Company's President, are discussed below. Through these programs, a very significant portion of the Company's executive compensation is linked to performance and the alignment of executive interests with those of stockholders. The long-term compensation of all Company executive officers consists of stock options; the short term compensation consists of base salary and, in certain cases, bonuses.

         Base Salary. The Company has established base salary levels based upon competitive market pay rates, each executive's role in the Company and each executive's performance over time (including, where relevant, executives' performance prior to joining the Company). Base salaries for executives are reviewed annually based on a variety of factors, including individual performance, market salary levels for comparable positions within comparable companies and the Company's overall financial results, and may be adjusted to reflect such factors. In the case of Mr. Sperlazza, a significant amount of his compensation is based upon commissions.

         Bonuses. At the end of each year, bonuses for executive officers may be recommended by the Company and reviewed and approved by the Committee. Any such bonuses will be payable out of a bonus pool determined by the Board of Directors or the Compensation Committee, and will be determined by measuring such officer's performance, the performance of the operations for which officer has primary responsibility and the Company's overall performance against target performance levels to be established by the Compensation Committee. No bonuses were awarded to any executive officer with respect to 1997.

         Stock Options. The Committee believes that aligning management's interest with those of stockholders is an important element of the Company's executive compensation plan. Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation only. At December 31, 1997, there were outstanding under the 1994 Plan options to purchase an aggregate of 735,750 shares of Common Stock. In all cases, the exercise prices of these options are not less than the fair market value of the Common Stock on the grant dates.

         In July of 1997, the Compensation Committee approved the repricing of certain outstanding stock options granted under the Plan having exercise prices in excess of the fair market value of the Company's Common Stock at the date of the repricing. Many outstanding options were exercisable at prices that exceeded the market price of the Common Stock at that time, thereby substantially impairing the effectiveness of such options as performance incentives. Consistent with the Company's philosophy of utilizing equity incentives to motivate and retain management and employees, the Committee felt that it was important to restore the performance incentives intended to be provided by options by repricing options having exercise prices in excess of the market price at the time of repricing. The exercise price of the repriced options was set at the fair market value of a share ($9.75 per share) of the Company's Common Stock on July 28, the date of the repricing. A total of 20 option holders holding options to purchase an aggregate of 232,250 shares of the Company's Common Stock with exercise prices ranging from $10.125 to $22.167 per share were granted new options at the $9.75 exercise price. Except for the change in exercise price, the terms of the new options are the same as those of the options they replaced.

         Future awards of stock options will be made periodically at the discretion of the Compensation Committee, in certain cases based upon recommendations of the Company's President. The size of such grants, in general, will be evaluated by regularly assessing competitive market practices, the individual's position and level of responsibility within the Company, and the overall performance of the Company, including its historic financial success and its future prospects. The Company believes that stock options are the single most important element in providing incentives for management performance and intends to continue to plan to award significant stock options to officers and key employees.

         Compensation of the Chief Executive Officer. The Compensation Committee considers several factors in establishing the President's compensation package, including market pay practices, performance level, experience, contributions toward achievement of strategic goals and the overall financial and operations success of the Company.

         Mr. Bonmati's base salary for most of 1997 was $150,000. At the time the Company acquired Norland Corporation ("Norland Corp.") on September 11, 1997, Mr. Bonmati was President of Norland Corp. and was receiving a salary of $150,000 per year from Norland Corp. Following the acquisition of Norland Corp., his salary from Norland Corp. was terminated, and his base salary from the Company was increased to $300,000. No bonus was paid to Mr. Bonmati for 1997.

         On February 21, 1997, and October 16, 1997, Mr. Bonmati was granted options for 100,000 shares and 50,000 shares of the Company's Common Stock, at exercise prices of $6.63 and $7.06 per share, respectively. These options vest in four equal annual installments commencing February 21, 1998, and October 16, 1998, respectively. On July 28, 1997, in connection with the option repricing described above, options for 30,000 shares of Common Stock that had been granted to Mr. Bonmati on January 3, 1996 at an exercise price of $15.00 per share, were repriced at $9.75 per share. These options vest in four equal annual installments commencing on January 3, 1997. On January 2, 1998, Mr. Bonmati was granted options for an additional 180,000 shares at an exercise price of $7.06 per share. These options vest in four equal annual installments commencing January 2, 1999.

                                            Compensation Committee:
                                            Albert S. Waxman
                                            James J. Baker
                                            Michael W. Huber
                                            Andre-Jacques Neusy

Compensation Committee Interlocks and Insider Participation

         During the period from June 6, 1995 through September 11, 1997, the Compensation Committee of the Board of Directors consisted of James J. Baker, Michael W. Huber and Albert S. Waxman. Andre-Jacques Neusy was added to the Compensation Committee on September 11, 1997. None of these individuals has ever served as an officer or an employee of the Company. Except as described below, no executive officer of the Company served during 1997 as (i) a member of the compensation committee or equivalent of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) a member of the compensation committee or equivalent of another entity, one of whose executive officers served as a director of the Company. Prior to the Company's acquisition of Norland Corp., Dr. Waxman and Reynald G. Bonmati were directors of Norland Corp. Mr. Bonmati was also an executive officer of Norland Corp. During 1997, Dr. Waxman and Mr. Bonmati were also directors of The EICON Group, Inc. ("EICON"). Mr. Bonmati was also a member of the compensation committee of the EICON Board and an executive officer of EICON. Mr. Bonmati is also President, a director and 50% stockholder of Novatech Management Corporation ("Novatech Management"), the general partner of Norland Partners, L.P, which owns 41.2% of the outstanding stock of NMS BV. Dr. Waxman is a Managing Director of NMS BV, and the Chairman, a director and 50% stockholder of Novatech Management, the general partner of Norland Partners, L.P. Mr. Baker's wife and Mr. Huber are limited partners of Novatech Ventures, L.P., which is a limited partner in Norland Partners, L.P.

                             STOCK PERFORMANCE GRAPH

         The following graph compares, from August 2, 1995, the date that the Company's Common Stock began trading on The Nasdaq National Market following its initial public offering, through December 31, 1997, the percentage change in the Company's Common Stock to the cumulative total return of the NASDAQ Composite Index ("NASDAQ Composite") and the S&P Healthcare (Medical Products and Supplies) Midcap Index ("Midcap Medical Products"). The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends.






                                 [GRAPH OMITTED]









                                    Aug. 2,      Dec. 31,   Dec. 31,    Dec. 31,
                                      1995        1995        1996        1997
                                    -------      --------   --------    --------
Norland Medical Systems, Inc.         100          221       $ 96         $107
NASDAQ Composite                      100          104        130          159
Midcap Medical Products               100          118        125          156


         The performance of the Company's Common Stock reflected above is not necessarily indicative of future performance of the Common Stock. The performance graph that appears above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, and shall not be deemed filed under either of such Acts except to the extent that the Company specifically incorporates this information by reference.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the Nasdaq National Market initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all such filed reports.


         Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during the 1996 fiscal year, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 1997, with the exception of one late filing of a Form 4 by Hans Schiessl with respect to one transaction and a late filing by Andre-Jacques Neusy of his Form 3.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Coopers & Lybrand L.L.P. has acted as independent public accountants for the Company continuously since 1993. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Audit Committee has not yet met to recommend an independent public accountant to perform the audit function for 1998. Such recommendation will be made to the Board of Directors later in the year.

                              CERTAIN TRANSACTIONS

Transactions Involving Norland Corp. and Stratec

         Prior to September 11, 1997, the Company was the distributor of bone densitometers manufactured by Norland Corp. and Stratec Medizintechnik GmbH ("Stratec"), both of which were wholly-owned subsidiaries of NMS BV. On September 11, 1997, the Company acquired all of the outstanding stock of Norland Corp. from NMS BV. There are significant overlaps in the ownership and management of NMS BV and the ownership and management of the Company. Norland Partners, L.P. owns 41.2% of NMS BV. Reynald G. Bonmati, the President and a Director of the Company is a Managing Director of NMS BV. Through his relationship with Norland Partners, L.P., as President and 50% stockholder of Novatech Management, the sole general partner of Norland Partners, L.P., Mr. Bonmati may be considered the beneficial owner of the 41.2% of NMS BV held by Norland Partners, L.P. Albert S. Waxman, a Director of the Company, is also a Managing Director of NMS BV. As Chairman and 50% stockholder of Novatech Management, he may also be considered the beneficial owner, through Norland Partners, L.P., of the same 41.2% of the capital stock of NMS BV. Two of the other directors of the Company, James J. Baker and Michael W. Huber, neither of whom is an officer or employee of the Company, have small indirect ownership interests in NMS BV, but neither is an officer, director or employee of NMS BV or Stratec. Mr.

Huber and Mr. Baker's wife are limited partners in Novatech Ventures, L.P., which holds a limited partnership interest in Norland Partners, L.P. Hans Schiessl, the third Managing Director of NMS BV and the President of Stratec, owns 50% of NMS BV and approximately 15.4% of the outstanding Common Stock of the Company. In addition, Mr. Bonmati and Mr. Schiessl are parties to an agreement which contemplates that they may in the future combine their interests in NMS BV in an entity to be jointly owned by them.

         The $17,500,000 purchase price for Norland Corp. was paid by the Company to NMS BV at closing, $1,250,000 in cash and $16,250,000 by the Company's 7% promissory note issued to NMS BV (the "Purchase Note"). A $1,250,000 principal payment on the Purchase Note was originally payable on March 11, 1998. The Purchase Note has been amended to provide that such payment will not be due until such time as the Company receives at least $2,000,000 in proceeds from a debt or equity financing. The balance is payable on September 11, 2002 with a right on the part of the Company to extend the maturity for up to an additional two years. If the maturity is so extended, the applicable interest rate will be subject to increases during the extension period. The Company may repay the Purchase Note at any time and, except for the $1,250,000 payment referred to above, the Company may make payments of principal by delivering shares of its Common Stock, valued at the average closing price for the five trading days preceding the delivery. The Purchase Note is collateralized by a pledge to NMS BV of all of the stock of Norland Corp. At the time of acquisition, the Company's Distribution Agreement with Norland Corp. and Stratec was terminated, and the Company entered into the new Distribution Agreement with Stratec containing substantially the same provisions with respect to Stratec as the prior Distribution Agreement.

         Under the Distribution Agreements in effect with Norland Corp. and Stratec during 1997, the Company had exclusive worldwide distribution rights to all medical diagnostic products developed or manufactured by Norland Corp. and Stratec. The Company's purchases from Norland Corp. and Stratec in 1997 (prior to September 11 in the case of Norland Corp.) were $7,826,914 and $1,424,474, respectively. Sales of Norland Corp. products and services by the Company to Stratec in 1997 were $108,845. The Company invoiced Norland Corp. $240,638 in 1997 (with respect to the period prior to September 11) for services performed by the Company in support of Norland Corp.'s product warranties.

         The Company was party to a Product Development Loan Agreement with Norland Corp. and Stratec. At December 31, 1996, there were outstanding loans of $289,785 from the Company to Norland Corp. under the Product Development Loan Agreement. During 1997, the Company advanced $2,144,382 to Norland Corp. Following the acquisition of Norland Corp., the loan and interest, which accrued at 10% per annum, and the advances were eliminated. The Product Development Loan Agreement has been terminated.

         Mr. Bonmati and Mr. Schiessl each own a 50% interest in a building in Pforzheim, Germany, part of which is leased to Stratec at a monthly rent of approximately DM 9,000.

Loans and Advances

         In September 1996, the Company made an $80,000 loan to Kurt W. Streams, Vice President, Finance of the Company, to assist with relocation of his residence. The loan bears interest at 6% per annum and is payable in full in March 1999, subject to rights which Mr. Streams has to extend the maturity date. The outstanding balance of the loan, including interest, was $86,504 at December 31, 1997.

         In August 1996, the Company agreed to lend up to $2,500,000 to Reynald
G. Bonmati, President of the Company, on a revolving credit basis during the period ending December 31, 1997, to assist in the payment of tax liabilities incurred in connection with stock option exercises. The loans carried interest at 6% per annum and were payable on demand. The maximum principal amount of loans outstanding in 1997 was $2,350,000. All loans were paid in full during 1997.

Other Transactions

         The Company leases its principal executive offices at 106 Corporate Park Drive, Suite 106, White Plains, New York 10604. The Company sublets a portion of the leased office space to SBP. Both the lease and sublease expire on August 31, 2000. The Company also subleased office space in New Haven, Connecticut, from affiliates of SBP. The New Haven sublease terminated on March 31, 1997. The White Plains rent is and will be allocated between the SBP and the Company on a pro rata basis (based on square footage used). Mr. Bonmati, President and a Director of the Company, is President and a Director of SBP. Novatech Ventures, L.P., the general partner of which is controlled by Mr. Bonmati, is the majority owner of SBP.

         The Company leases approximately 18,000 square feet of space in Fort Atkinson, Wisconsin. Prior to the acquisition of Norland Corp., the Company sublet approximately 14,000 square feet of this space to Norland Corp.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal to be presented by a stockholder at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 27, 1998, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.


                                  OTHER MATTERS

         The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

                                      PROXY
                          NORLAND MEDICAL SYSTEMS, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on June 3, 1998

         The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Reynald G. Bonmati, Kurt W. Streams and Ralph
G. Theodore or any of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at the Rye Courtyard By Marriott, 631 Midland Avenue, Rye, New York 10580, at 10:00 a.m. on Wednesday, June 3, 1998, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

         The nominees for Director are: Jeremy C. Allen, James J. Baker, Reynald G. Bonmati, Michael W. Huber, Andre-Jacques Neusy and Albert S. Waxman.

                         (To Be Signed on Reverse Side.)
--------------------------------------------------------------------------------

  A           Please mark
         /X/  your votes as in
              this example.

            The Board of Directors recommends that stockholders vote
                               FOR ALL Directors.


                 FOR  WITHHOLD FOR                                 Please complete, sign, date and mail the enclosed Proxy in the
                 ALL       ALL                                     accompanying envelope even if you intend to be present at the meeting. Returning the Proxy will not limit your right to vote
1. Election of   / /       / /     Nominees: Jeremy C. Allen       in person or to attend the Annual Meeting, but will ensure
   directors.                                James J. Baker        your representation if you cannot attend. If you hold shares
                                             Reynald G. Bonmati    in more than one name, or if your stock is registered in more
                                             Michael W. Huber      than one way, you may receive more than one copy of the proxy
                                             Andre-Jacques Neusy   material. If so, please sign and return each of the proxy
                                             Albert S. Waxman      cards that you receive so that all of your shares may be
                                                                   voted. The Proxy is revocable at any time prior to its use.
INSTRUCTION:  To withhold authority
to vote for any individual nominee or
nominees, write the names on the space
provided below.




SIGNATURE(S)
            -------------------------------------------------------

                                                                                     DATE
            -------------------------------------------------------                        -------------------


(Note:   Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign.
         When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such.
         If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)